Exhibit 1.01 to Form SD

CGG

Conflict Minerals Report

for the reporting period January 1 to December 31, 2017

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2017 is presented by CGG (hereinafter referred to as “CGG”, “we, “our” and “us”) to comply with Rule 13p-1 (the “Rule”) under the US Securities Exchange Act of 1934. The Securities and Exchange Commission (“SEC”) adopted the Rule in 2012 to implement the provisions of the US Dodd-Frank Wall Street Reform and Consumer Protection Act relating to disclosure and reporting obligations concerning conflict minerals (“Conflict Minerals”) that originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (Angola, Burundi, Central African Republic, the Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia, and, together with the DRC, the “DRC Covered Countries”). “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite or their derivatives which are limited to tantalum, tungsten and tin.

CGG is a global participant in the geoscience industry, as a manufacturer of geophysical equipment, as a provider of marine, land and airborne data acquisition services, and as a provider of a wide range of other geoscience services, including data imaging, seismic data characterization, geoscience and petroleum engineering consulting services, and collecting, developing and licensing geological data. Our clients are principally in the oil and gas exploration and production industry.

As of December, 31, 2017, CGG was organized in eight business lines, as follows:

•	Equipment (which includes all the Sercel business entities or trademarks, such as Metrolog, GRC and De Regt);

•	Marine Acquisition;

•	Land Acquisition (including Land EM and General Geophysics);

•	Multi-Physics;

•	Multi-Client and New Ventures;

•	Subsurface Imaging;

•	GeoSoftware (including the software sales and development of Jason and Hampson-Russell); and

•	GeoConsulting (including the consulting activities of Jason and Hampson-Russell combined with the consulting and geologic library business of Robertson, as well as Data Management Services).

We report our result only for the Equipment segment (i.e. the Sercel business entities), as these are the only entities within the CGG Group that may use Conflict Minerals that are necessary to the functionality or production of certain products we manufacture, mainly electronic goods. Gold, tin and tantalum are used to plate or bond printed circuit boards or semi-conductors. Tungsten is used, in very small quantities, on machining tools and as a diffusion barrier on semiconductors and microelectromechanical systems that we use. These metals have specific electrical properties that are required to provide the high level of functionality and quality demanded by Sercel’s customers and cannot be replaced by other metals.

Products

Sercel manufactures a complete range of geophysical equipment for seismic data acquisition. Our products that contain Conflict Minerals are land and marine recording systems, land and marine cables, sensors, land and marine sources, quality control tools, streamers, underwater acoustics, downhole seismic tools and memory gauges. All these products contain electronic components, and hence Conflict Minerals.

Reasonable Country of Origin Enquiry

We conducted a reasonable country of origin enquiry (“RCOI”) based on the standardized Conflict Minerals Report Template (“CMRT”) released by the Responsible Business Alliance (“RBA”, formerly the Electronic Industry Citizenship Coalition) and Global e-Sustainability Initiative (“GeSI”) to determine whether any of the Conflict Minerals necessary to the functionality or production of our products were sourced from the DRC Covered Countries. We performed our risk assessment by identifying components or parts that could contain Conflict Minerals and then identifying the relevant suppliers.

Once this assessment was completed, we populated the list of the relevant suppliers with contact information. We sent letters to those suppliers explaining the reasons for the query and asking them to fill out the CMRT in full to determine whether the parts or components they sold to us contain Conflict Minerals and, if so, to determine the country of origin of such minerals and the smelters that supply the relevant suppliers.

Based on the information obtained from supplier declarations and responses, we concluded that we were not able to determine the country of origin of the Conflict Minerals used in our products and that further due diligence was necessary.

Conflict Minerals Policy

In October 2013, our Equipment segment adopted and implemented a Conflict Minerals Policy. This policy describes the RCOI undertaken and requires our suppliers to apply the same request for transparency and traceability to their own supply chain. Our standard terms and conditions of purchase have been updated to specify that each supplier is to perform due diligence on its own supply chain to determine the country of origin of the Conflict Minerals it uses.

We also have in place a company-level grievance mechanism, as described in our Business Code of Conduct, that enables employees and third parties to anonymously report concerns regarding compliance, including the use of Conflict Minerals that could originate from the DRC Covered Countries.

Due Diligence

As a consequence of the outcome of our RCOI, we designed a due diligence process that we believe conforms, in all material respects, to the framework provided by the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (the ”OECD Guidance”). We took into account the fact that we do not purchase Conflict Minerals directly and that we are, to the contrary, at the very end of the supply chain. Our due diligence process was also rendered more complex by the fact that Sercel purchases a significant amount of parts or components through distributors located in Europe that are not yet subject to Conflict Minerals reporting.

We have formed a team of personnel including members of the purchasing departments of our five manufacturing sites (Carquefou in France, Houston (Texas) and Tulsa (Oklahoma) in the United States of America, Hebei in China and Rotterdam in the Netherlands) and the Sercel Legal Division.

We have performed the following due diligence measures:

•	The supply chain teams of our main concerned subsidiaries conducted an internal review of all suppliers that could have sold component or parts that could contain Conflict Minerals during 2017 (“Relevant Suppliers”).

•	Each concerned subsidiary then asked its Relevant Suppliers to complete the standardized CMRT released by RBA/GeSI that we have adopted as part of our due diligence process.

•	A reminder was sent to Relevant Suppliers that did not provide a complete CMRT or that provided only their own Conflict Minerals policy without identifying the smelters in their supply chain.

•	The Sercel Legal Division reviewed the answers received and consolidated the information collected for all concerned Sercel entities.

•	We performed a detailed review of the reported smelter information disclosed in the questionnaires in order to determine the actual number of unique smelters identified. From the entities identified as smelters in the CMRT questionnaires, we excluded those entities not identified as smelters based on the Responsible Minerals Initiative (“RMI”, formerly the Conflict Free Sourcing Initiative) smelters reference list.

•	We next compared our list of identified smelters against the lists of CFS certified smelters and refiners as well as the list of smelters that are currently engaged in an audit process (referred to as “active smelters”).

•	Sercel relies upon the information provided by the RMI, which certifies smelters and refiners as being conflict free (a Conflict-Free Smelter, or a “CFS”), after an independent audit has been conducted.

Sercel does not purchase these minerals directly, and tracing the country of origin is a complex task. We must rely on our direct suppliers and sub-contractors to provide accurate information on the origin of the Conflict Minerals used.

Due diligence results

We identified 458 suppliers that could provide us with components or parts that could contain Conflict Minerals. The response rate amounted to 67%, of which 72% sent us back the CMRT questionnaire duly completed, including a list of smelters that supply such supplier. However, some suppliers sent us only their Conflict Minerals policy or a statement despite our reminder and hence did not provide us with information on smelters. Some of our distributors provided questionnaires filled out by their own suppliers.

A large majority of the responses received provided smelter information at the supplier level and did not identify the smelters or refiners used for a particular part or component. We therefore have not been able to identify which smelter was relevant for any component we purchased.

Our due diligence efforts led us to determine that a certain number of smelters potentially used in our supply chains appear on the RBA/RMI lists of Conflict Free Smelters and Refiners, as set out below:

Conflict mineral	Number of smelters	Percentage of smelters that were CFS certified as of April 25, 2018	Percentage of smelters that were “active smelters” in the CFS audit program as of April 25, 2018
Tantalum	43	91%	none
Tin	81	85%	1%
Gold	150	66%	5%
Tungsten	46	89%	4%

From the above, we concluded that more than 80% of the smelters identified are CFS certified or engaged in a CFS audit program and reflected these respectively as “CFS” and “active” in the list of smelters attached as Annex A. Where no such designation appears next to a smelter in Annex A, such smelter is neither CFS certified nor active in a CFS audit program. The percentage of smelters that were CFS increased compared to last year’s survey.

Based on the names of the smelters disclosed by our suppliers, we noted that the proportion of smelters potentially relevant to our supply chain that were CFS was as follows:

Minerals	Proportion of Smelters that were CFS
Gold	81%
Tantalum	96%
Tin	93%
Tungsten	96%

The suppliers’ responses have been electronically archived and will be kept for at least a five-year period.

Based on our supply chain due diligence efforts, we have not been able to conclusively determine the country of origin of all Conflict Minerals used by our suppliers and distributors or to determine to what extent they come from recycled or scrap sources.

The list of identified smelters is attached as Annex A.

Risk mitigation

We intend to take the following steps to mitigate the risk that our necessary Conflict Minerals benefit armed groups and improve our due diligence process:

•	enhance supplier communications to improve supplier response rate and data accuracy and completeness;

•	engage with any of our suppliers found to be supplying us with Conflict Minerals from the DRC Covered Countries and with smelters/refiners that are not Conflict Free to find an alternative compliant source;

•	implement additional reporting capabilities;

•	include a Conflict Minerals clause in renewed suppliers contracts; and

•	engage with European suppliers that provided incomplete responses or did not provide answers for 2017 to help ensure they provide the relevant information for our 2018 review.

Report : we report on our supply chain due diligence by filing our Form SD on an annual basis.

Forward looking statements

Statements relating to due diligence process improvements and compliance process statements are forward looking in nature and are based on CGG management’s current expectations. These forward-looking statements are not a guarantee of performance and are subject to risks and uncertainties that may be outside of CGG’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

Annex A

List of identified smelters and status as “CFS” or “active” in a CFS audit program (blank if neither)

mineral	Smelter name	Country location	Smelter identification	CFS or Active	Number of suppliers which reported having sourced materials from this facility
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFS	42
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFS	47
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFS	36
Gold	AngloGold Ashanti	Brazil	CID000058	CFS	43
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	CFS	49
Gold	Asahi Pretec Corporation	JAPAN	CID000082	CFS	45
Gold	Asaka Riken Co.,Ltd.	JAPAN	CID000090	CFS	40
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103		22

Gold	Aurubis AG	GERMANY	CID000113	CFS	45
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFS	41
Gold	Boliden AB	SWEDEN	CID000157	CFS	44
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFS	44
Gold	Caridad	MEXICO	CID000180		22
Gold	CCR Refinery—Glencore Canada Corporation	CANADA	CID000185	CFS	48
Gold	Cendres & Metaux SA	SWITZERLAND	CID000189	CFS	22
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197		21
Gold	Chimet S.p.A.	ITALY	CID000233	CFS	45
Gold	Chugai Mining Co., Ltd.	JAPAN	CID000264		22
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328	CFS	28
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343		20
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359	CFS	41
Gold	DODUCO GmbH	GERMANY	CID000362	CFS	35
Gold	Dowa	JAPAN	CID000401	CFS	49
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFS	37
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFS	35
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651		20
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671		19
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	CFS	11
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	CFS	51
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707	CFS	54
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFS	57
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767		19
Gold	HwaSeong CJ Co. Ltd	Korea, Republic of	CID000778		22
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	CFS	35
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFS	46
Gold	Istanbul Gold Refinery	TURKEY	CID000814	CFS	44
Gold	Japan Mint	JAPAN	CID000823	CFS	36
Gold	Jiangxi Copper Company Limited	CHINA	CID000855	CFS	38
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	CFS	47
Gold	Asahi Refining Canada Limited	CANADA	CID000924	CFS	47
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFS	37
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFS	36
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFS	48
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956		19
Gold	Kazzinc	KAZAKHSTAN	CID000957	CFS	36

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	CFS	49
Gold	KOJIMA CHEMICALS CO.,LTD.	JAPAN	CID000981	CFS	46
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFS	35
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032		20
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056		20
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	CID001058		20
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	CID001078	CFS	43
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093		20
Gold	Materion	UNITED STATES	CID001113	CFS	45
Gold	Matsuda Sangyo Co. Ltd	JAPAN	CID001119	CFS	52
Gold	Metalor Technologies (Suzhou) Co Ltd	China	CID001147	CFS	34
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149	CFS	49
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFS	36
Gold	Metalor Technologies SA	SWITZERLAND	CID001153	CFS	66
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	CFS	57
Gold	Metalurgica Met-Mex Penoles, S.A. de C.V	MEXICO	CID001161	CFS	44
Gold	Mistubishi Materials Corporation	JAPAN	CID001188	CFS	50
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFS	47
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFS	35
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	CFS	39
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236		24
Gold	Nihon Material Co.,Ltd	JAPAN	CID001259	CFS	47
Gold		UNITED STATES OF AMERICA	CID001322		25
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFS	39
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFS	34
Gold	PAMP S.A.	SWITZERLAND	CID001352	CFS	43
Gold	Penglai Penggang Gold Industry Co Ltd	China	CID001362		20
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFS	36
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFS	38
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	CFS	36
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512	CFS	38
Gold	Royal Canadian Mint	CANADA	CID001534	CFS	57
Gold	Sabin	UNITED STATES	CID001546		23
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFS	34
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562		22
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573		36
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	CFS	38

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619		20
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622	CFS	51
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFS	33
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754		20
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFS	35
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFS	33
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFS	49
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFS	56
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909		24
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFS	45
Gold	Tokuriki Tokyo Melters Assayers	JAPAN	CID001938	CFS	43
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947		22
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	CFS	37
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	CFS	46
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	CFS	56
Gold	United Precious Metal Refining Inc.	UNITED STATES	CID001993	CFS	50
Gold	Valcambi S.A.	SWITZERLAND	CID002003	CFS	40
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	CFS	48
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	CFS	34
Gold	Yokohama Metal Co.,Ltd.	JAPAN	CID002129	CFS	39
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFS	42
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243		37
Gold	Morris and Watson	NEW ZEALAND	CID002282		20
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	act	19
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312		22
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	CFS	38
Gold	Geib Refining Corporation	UNITED STATES	CID002459	CFS	30
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFS	34
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	CFS	45
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active	22
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515		17
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	CFS	34
Gold	Al Etihad Gold	United Arab Emirates	CID002560	CFS	28

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	CFS	28
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563		16
Gold	Sudan Gold Refinery	SUDAN	CID002567		13
Gold	T.C.A S.p.A	ITALY	CID002580	CFS	34
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Active	18
Gold	Tony Goetz NV	BELGIUM	CID002587		17
Gold	Korea Zinc Co. Ltd.	Korea, Republic of	CID002605	CFS	27
Gold	Marsam Metals	BRAZIL	CID002606	CFS	8
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615		17
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708		15
Gold	SAAMP	FRANCE	CID002761	CFS	24
Gold	L’Orfebre S.A.	ANDORRA	CID002762	Active	11
Gold	Italpreziosi	ITALY	CID002765	CFS	11
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFS	30
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFS	32
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFS	36
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821		2
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	CFS	23
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852		16
Gold	Sai Refinery	INDIA	CID002853		18
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854		14
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active	18
Gold	Bangalore Refinery	INDIA	CID002863	Active	17
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865		9
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866		12
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867		13
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872		11
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	CFS	12
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	CFS	8
Gold	Safimet S.p.A	ITALY	CID002973	CFS	9
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153		11
Gold	African Gold Refinery	UGANDA	CID003185		1
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active	1
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active	1
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	CFS	7
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFS	31
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291		26
Tantalum	Duoluoshan	CHINA	CID000410		16

Tantalum	Exotech Inc.	UNITED STATES	CID000456	CFS	28
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	CFS	32
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFS	26
Tantalum	Jiujiang Jinxin Nonferous Metals Co., Ltd	CHINA	CID000914	CFS	29
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFS	29
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973		19
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	CFS	28
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFS	25
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	CFS	26
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	CFS	29
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	CFS	27
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFS	32
Tantalum	QuantumClean	UNITED STATES	CID001508	CFS	20
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	CFS	21
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	CID001769	CFS	27
Tantalum	Taki Chemicals	JAPAN	CID001869	CFS	31
Tantalum	Telex Metals	UNITED STATES	CID001891	CFS	27
Tantalum	Ulba Metallurgical Plant, jsc	KAZAKHSTAN	CID001969	CFS	33
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFS	26
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFS	30
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	CFS	26
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	CFS	24
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFS	21
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFS	21
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFS	23
Tantalum	KEMET Blue Metals	MEXICO	CID002539	CFS	24
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFS	33
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFS	31
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546		3
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFS	30
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	CFS	32
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	CFS	33
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	CFS	30
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	CFS	32
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	CFS	26
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	CFS	25
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	CFS	22
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	CFS	20
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	CFS	22
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFS	37
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	CFS	39

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFS	32
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258	CFS	49
Tungsten	FUJIAN JINXIN TUNGSTEN CO.,LTD	CHINA	CID000499	CFS	31
Tungsten	Global Tungsten & Powders Corp	UNITED STATES	CID000568	CFS	47
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFS	30
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA	CID000769	CFS	42
Tungsten	Japan New Metals Co Ltd	JAPAN	CID000825	CFS	40
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFS	51
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	CFS	29
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	CFS	33
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	CFS	31
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFS	36
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFS	63
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFS	32
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313		19
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFS	34
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFS	32
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFS	32
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFS	29
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFS	30
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFS	48
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFS	32
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFS	45
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	CFS	23
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFS	35
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFS	23
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536		17
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	CFS	39
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	CFS	29
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	CFS	32
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFS	31
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFS	27
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	CFS	28
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	CID002645	Active	9
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647		15

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFS	29
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	CFS	18
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	CFS	18
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	CFS	19
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	CFS	19
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	CFS	19
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	CFS	19
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	CFS	18
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Active	5